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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Atreca, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ATRECA, INC.

450 EAST JAMIE COURT
SOUTH SAN FRANCISCO, CALIFORNIA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific time on Wednesday, June 10, 2020

Dear Stockholders of Atreca, Inc.:

        You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of ATRECA, INC., a Delaware corporation (the "Company"). The meeting will be held on Wednesday, June 10, 2020 at 9:00 a.m. Pacific time via live webcast on the Internet for the following purposes:

          1.     to elect two Class I directors nominated by the Company's Board of Directors to serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

          2.     to ratify the selection of OUM & Co. LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020; and

          3.     to conduct any other business properly brought before the Annual Meeting or any adjournment thereof.

        These items of business are more fully described in the Proxy Statement (the "Proxy Statement") accompanying this notice. The record date for the Annual Meeting is April 17, 2020. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

        On or about May 1, 2020, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K. The Notice provides instructions on how to vote via the Internet or telephone and includes instructions on how to receive a paper copy of our proxy materials by mail.

        Due to concerns and restrictions related to the global COVID-19 pandemic, we will be hosting the Annual Meeting via live webcast on the Internet. You can attend the Annual Meeting, vote your shares, and submit your questions during the live webcast at www.virtualshareholdermeeting.com/BCEL2020. Online check-in will begin at approximately 8:45 am Pacific time. You will need your 16-digit control number included in the Notice, the proxy card, or in the instructions that accompany your proxy materials. You cannot attend the Annual Meeting in person.

        Your vote is important. Whether or not you plan to attend the Annual Meeting via the live webcast, you are urged to vote as soon as possible. Voting promptly will help us avoid the additional expense of further solicitation to assure a quorum at the Annual Meeting.

        We appreciate your continued support of the Company.

By order of the Board of Directors,
/s/ JOHN A. ORWIN
John A. Orwin President, Chief Executive Officer and Member of the Board of Directors South San Francisco, California April 29, 2020

ATRECA, INC.
450 EAST JAMIE COURT
SOUTH SAN FRANCISCO, CALIFORNIA 94080

PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific time on Wednesday, June 10, 2020

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

        Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and related proxy materials over the Internet. Accordingly, you will receive a Notice of Internet Availability of Proxy Materials (the "Notice") because the Board of Directors (the "Board of Directors" or "Board") of Atreca, Inc. (the "Company," "Atreca," "we," "us," and "our") is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the "Annual Meeting"), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

        We intend to mail the Notice on or about May 1, 2020 to all stockholders of record entitled to vote at the Annual Meeting. On the date of mailing the Notice, stockholders will be able to access all of the proxy materials on the website at www.proxyvote.com.

How do I attend the Annual Meeting?

        Due to concerns and restrictions related to the global COVID-19 pandemic, the Annual Meeting will be held on Wednesday, June 10, 2020 at 9:00 a.m. Pacific time via live webcast on the Internet at www.virtualshareholdermeeting.com/BCEL2020. Online check-in will begin at approximately 8:45 am Pacific time. You can attend the Annual Meeting, vote your shares and submit your questions during the live webcast. You will need your 16-digit control number included in the Notice, the proxy card, or in the instructions that accompany your proxy materials. You cannot attend the Annual Meeting in person. Information on how to vote at the Annual Meeting is discussed below.

        If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting, but you will not be able to vote your shares or submit questions during the Annual Meeting.

How do I ask questions at the virtual Annual Meeting?

        Our live webcast Annual Meeting has been designed to allow stockholders to submit questions and comments up to 15 minutes before and during the Annual Meeting by logging into the webcast using your 16-digit control number.

What if I have technical difficulties during the check-in time or during the live webcast of the Annual Meeting?

        Technicians will be ready to assist you with any technical difficulties you may have during the check-in time or during the live webcast of the Annual Meeting. If you encounter any technical difficulties, please call 1-800-586-1548 (US toll-free) or 303-562-9288 (international).

If I cannot virtually attend the Annual Meeting, can I vote before the Annual Meeting or listen to the Annual Meeting later?

        You may vote your shares electronically before the Annual Meeting by Internet, by proxy or by telephone as described below. You do not need to access the Annual Meeting webcast to vote if you submitted your vote by proxy, by Internet or by telephone before the Annual Meeting. A replay of the Annual Meeting, including the questions answered, will be available at www.virtualshareholdermeeting.com/BCEL2020.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 17, 2020 will be entitled to vote at the Annual Meeting. On this record date, there were 22,153,387 shares of Class A common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

        If on April 17, 2020 your shares were registered directly in your name with Atreca Inc.'s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote electronically at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting via the live webcast, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on April 17, 2020 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting via the live webcast. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  election of two Class I directors nominated by the Board to serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1); and

  •
  ratification of the selection of OUM & Co. LLP as independent registered public accounting firm of the Company for its fiscal year ending 2020 (Proposal 2).

What if another matter is properly brought before the Annual Meeting?

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        You may either vote "For" all the nominees to the Board of Directors or you may "Withhold" your vote for all nominees, or for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting.

        The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote electronically at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting via the live webcast, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting via the live webcast and vote electronically even if you have already voted by proxy.

  •
  To vote electronically at the Annual Meeting, attend the live webcast at www.virtualshareholdermeeting.com/BCEL2020 and use your 16-digit control number included in the Notice, the proxy card, or in the instructions that accompany your proxy materials.

  •
  To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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  To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. Pacific time on June 9, 2020 to be counted.

  •
  To vote through the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your Internet vote must be received by 11:59 p.m. Pacific time on June 9, 2020 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Atreca, Inc. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote electronically at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

Internet proxy voting allows you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of Class A common stock you own as of April 17, 2020.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

        If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or electronically at the Annual Meeting, your shares will not be voted.

        If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable and "For" the election of all two nominees for director and "For" the ratification of the selection of OUM & Co. LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

        If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the Nasdaq Stock Market ("Nasdaq"), "non-routine" matters may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation. Proposal 1 is considered to be non-routine. Proposal 2 is considered to be routine.

        If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Broadridge Financial Services, Inc. ("Broadridge") may also solicit proxies by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Broadridge will be paid its customary fees and out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

        If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

        Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  you may submit another properly completed proxy card with a later date;

  •
  you may grant a subsequent proxy by telephone or through the Internet;

  •
  you may send a timely written notice that you are revoking your proxy to the Company's Secretary at 450 East Jamie Court, South San Francisco, CA 94080; or

  •
  you may attend the Annual Meeting via the live webcast and vote electronically, but simply attending the Annual Meeting via the live webcast will not, by itself, revoke your proxy.

        Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for the 2021 Annual Meeting of Stockholders?

        Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may submit proposals to the Board of Directors to be presented at the 2021 Annual Meeting of Stockholders. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act. To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by not earlier than Wednesday, February 10, 2021 and not later than Friday, March 12, 2021, to our Secretary at 450 East Jamie Court, South San Francisco, CA 94080; provided, however, that if our 2021 Annual Meeting of Stockholders is held before May 11, 2021 or after July 10, 2021, then your proposal must be submitted in writing by not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting, or the closing of business on the tenth day following the day on which public announcement of the date of such meeting is first made.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal 1, votes "For," "Withhold" and broker non-votes; and, with respect to Proposal 2 and any other proposals, votes "For" and "Against," abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each of Proposals 1 and 2, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be "non-routine", the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as "broker non-votes."

        As a reminder, if you a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

        For Proposal 1, election of directors, the two nominees receiving the most "For" votes properly cast and entitled to vote on the election of directors will be elected. Only votes "For" will affect the outcome.

        For Proposal 2, ratification of the selection of OUM & Co. LLP as the Company's independent registered public accounting firm for fiscal year 2020, "For" votes from the holders of a majority of votes properly cast and entitled to vote on the matter must be received to approve this proposal. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting via the live webcast or represented by proxy. On the record date, there were 22,153,387 shares outstanding and entitled to vote. Thus, the holders of 11,076,694 shares must be present at the Annual Meeting via the live webcast or represented by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote electronically at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting via the live webcast or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Classified Board

        Our Board of Directors is divided into three classes: Class I; Class II; and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified.

        The Board of Directors presently has seven members. In 2020, the term of the two directors in Class I expires. Each of the nominees listed below is currently a director of the Company who was previously elected or appointed to the Board. If elected at the Annual Meeting, each of these nominees would serve until the Company's 2023 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director's death, resignation or removal. It is the Company's policy to encourage directors and nominees for director to attend the Annual Meeting.

        Directors are elected by a plurality of the votes of the holders of shares present live via webcast or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected.

        The nominees and the directors who are currently serving on the Board, their ages and length of board service as of May 1, 2020, are provided in the table below. Below the table is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

Name	Class	Age	Position	Director Since
John A. Orwin	III	55	President, Chief Executive Officer and Director	2018
Tito A. Serafini, Ph.D.	II	56	Chief Strategy Officer and Director	2010
Brian Atwood	II	67	Director	2013
Franklin Berger	III	70	Director	2014
David Lacey, M.D.	I	67	Director	2016
William H. Robinson, M.D. Ph.D.	II	52	Director	2011
Lindsey Rolfe, MBChB	I	52	Director	2019

Nominees for Election for a Three-Year Term Expiring at the 2023 Annual Meeting of Stockholders—Class I

David Lacey, M.D.

        Dr. Lacey has served as a member of our board of directors since May 2016. Dr. Lacey is a biopharmaceutical consultant at David L. Lacey LLC, where he advises academic institutions, biotechnology companies and venture capital firms, a position he has held since July 2011. He currently serves as a director of Inbiomotion SL, Argenx SE, Nurix, Inc. and Unity Biotherapeutics and additionally as a scientific advisor to a number of early-stage biotechnology companies. From 1994 until his retirement in 2011, he held various positions, including Senior Vice President of Discovery Research, at Amgen Inc., where he oversaw research encompassing oncology, inflammation, metabolic disorders and neuroscience, and he played a fundamental scientific role in the discovery of the OPG/RANKL/RANK pathway, which led to the development of the anti-RANKL human monoclonal antibody denosumab, for both osteoporosis (Prolia®) and cancer-related bone diseases (XGEVA®). Dr. Lacey received a B.A. degree in biology and an M.D. degree from the University of Colorado School of Medicine. Dr. Lacey was selected to serve on our board of directors because of his experience both in leading drug discovery and as an advisor to companies in the healthcare industry.

Lindsey Rolfe, MBChB

        Dr. Rolfe has served as a member of our board of directors since August 2019. Dr. Rolfe currently serves as Chief Medical Officer at Clovis Oncology Inc. She joined Clovis in April 2010 and served as Senior Vice President of Clinical Development until becoming CMO in 2015. At Clovis, Dr. Rolfe has overseen the development team that obtained approvals for Rubraca as an ovarian cancer treatment in the United States of America and Europe, and is responsible for all pre- and post-marketing medical activities. Dr. Rolfe has more than 20 years of drug development experience and previously served in senior oncology development roles at Celgene Corporation, Pharmion Corporation, Cambridge Antibody Technology, UCB Inc. and Celltech Group plc. Dr. Rolfe qualified in medicine at the University of Edinburgh, undertook post-graduate medical training in London, UK and obtained her post-graduate internal medicine qualification as a Member of the Royal College of Physicians. She has specialist accreditation in Pharmaceutical Medicine from the UK General Medical Council and is a Fellow of the Faculty of Pharmaceutical Medicine in the UK. Dr. Rolfe was selected to serve on our board of directors because of her experience in leading drug discovery and development of oncology therapeutics.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2021 Annual Meeting of Stockholders—Class II

Brian Atwood

        Mr. Atwood has served as the Chairman of our Board since December 2013. From December 2015 until February 2018, he served as President and Chief Executive Officer and was a co-founder of Cell Design Labs, Inc., a biotechnology company focused on developing human cell engineering technology for the treatment of multiple diseases, including cancer. In 1999, he co-founded and currently serves as a Managing Director for Versant Ventures, a healthcare-focused venture capital firm. Mr. Atwood serves on the board of directors of Clovis Oncology, Inc. He also served on the board of directors of Immune Design Corp., from May 2008 until June 2016, Veracyte, Inc., from its founding until December 2016, OpGen Inc., from July 2007 until December 2017, Five Prime Therapeutics, from 2002 until March 2016, Cadence Pharmaceuticals, Inc. from March 2006 until its acquisition in March 2014, Helicos Biosciences from 2003 until September 2011, Pharmion Corporation from 2000 until its acquisition in March 2008 and Trius Therapeutics, Inc. from February 2007 until its acquisition in September 2013. Mr. Atwood holds a B.S. in biological sciences from the University of California, Irvine, a M.S. in ecology from the University of California, Davis, and an M.B.A. from Harvard Business School. Mr. Atwood was selected to serve on our board of directors because of his experience in the venture capital industry, his years of business and leadership experience and his financial sophistication and expertise.

William H. Robinson, M.D., Ph.D.

        Dr. Robinson is one of our principal founders and has served as a member of our board of directors since March 2011. Dr. Robinson is a Professor of Medicine and the Chief of the Division of Immunology and Rheumatology of the Department of Medicine at Stanford University. At Stanford, he is Director of the Stanford Osteoarthritis Initiative. He co-founded the Stanford Human Immune Monitoring Center and serves on the editorial boards of several journals. In 2010, Dr. Robinson was elected to the American Society of Clinical Investigation and the Henry Kunkel Society. He was a co-founder Bayhill Therapeutics and Tolerion, Inc. The foundational technology for Atreca's Immune Repertoire Capture® technology was developed in his academic laboratory. Dr. Robinson received his B.S., M.D. and Ph.D. degrees from Stanford University and completed his clinical training in internal medicine at the University of California, San Francisco. Dr. Robinson was selected to serve on our board of directors because of his expertise and his experience as a founder of and an advisor to various companies in the healthcare industry.

Tito A. Serafini, Ph.D.

        Dr. Serafini is one of our principal founders and has served as a member of our board of directors since June 2010 and as our Chief Strategy Officer, with responsibility for the nonclinical research, development and technical organization, since April 2018. From June 2010 to April 2018, Dr. Serafini served as our President and Chief Executive Officer. Dr. Serafini received a B.S. in biochemistry from Case Western Reserve University and a Ph.D. in biochemistry from Stanford University School of Medicine. Dr. Serafini performed postdoctoral research at the University of California, San Francisco, and he was afterward an award-winning faculty member in the Department of Molecular and Cell Biology at the University of California, Berkeley, where he co-founded the university's Functional Genomics Laboratory. Dr. Serafini left academia to co-found and serve as an executive officer of Renovis, Inc., eventually a publicly held company. He subsequently held the position of Chief Scientific Officer at Nuon Therapeutics, Inc., before founding Atreca. Dr. Serafini was selected to serve on our board of directors because of his scientific knowledge and acumen as well as the experience he brings as our founder and former Chief Executive Officer.

Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders—Class III

Franklin Berger

        Mr. Berger has served as a member of our board of directors since October 2014. Mr. Berger is a consultant to biotechnology industry participants, including major biopharmaceutical firms, mid-capitalization biotechnology companies, specialist asset managers and venture capital companies, providing business development, strategic, financing, partnering, and royalty acquisition advice. Mr. Berger is also a biotechnology industry analyst with over 25 years of experience in capital markets and financial analysis. Mr. Berger worked at Sectoral Asset Management Inc. as a founder of the small-cap focused NEMO Fund from 2007 through June 2008. From May 1998 to March 2003, he served at J.P. Morgan Securities LLC, most recently as Managing Director, Equity Research and Senior Biotechnology Analyst. Previously, Mr. Berger served in similar capacities at Salomon Smith Barney Inc. and Josephthal & Co. Mr. Berger also serves on the board of directors of BELLUS Health, Inc., ESSA Pharma Inc., Proteostasis Therapeutics, Inc., Tocagen, Inc. Kezar Life Sciences, Inc. and Five Prime Therapeutics, Inc., each of which is a public biotechnology company. Mr. Berger previously served as a member of the board of directors of BioTime, Inc., from May 2013 until March 2014, and Seattle Genetics, Inc., from June 2004 until May 2014, each of which was a public company during Mr. Berger's service as a director. Mr. Berger received a B.A. in International Relations and an M.A. in International Economics, both from Johns Hopkins University, and an M.B.A. from Harvard Business School. Mr. Berger was selected to serve on our board of directors because of his financial background and experience as an equity analyst in the biotechnology industry combined with his experience serving on the boards of directors of multiple public companies.

John A. Orwin

        Mr. Orwin has served as our President and Chief Executive Officer and a member of our board of directors since April 2018. Prior to joining Atreca, from June 2013 through June 2017, Mr. Orwin served as Chief Executive Officer of Relypsa, Inc. and from June 2013 through March 2017 also served as President of Relypsa and served on its board of directors from June 2013 until Relypsa's acquisition by the Galenica Group in September 2016. Prior to Relypsa, Mr. Orwin served as President and Chief Operating Officer of Affymax, Inc., a biotechnology company, from April 2010 to January 2011, and as Affymax's Chief Executive Officer and a member of the board of directors from February 2011 to May 2013. From 2005 to April 2010, Mr. Orwin served as Vice President and then Senior Vice President of the BioOncology Business Unit at Genentech, Inc. (now a member of the Roche Group), a biotechnology company. From 2001 to 2005, Mr. Orwin served in various executive-level positions at Johnson & Johnson, a life sciences company. Prior to such roles, Mr. Orwin held senior marketing and sales positions at various life sciences and pharmaceutical companies, including Alza Corporation (acquired by Johnson & Johnson), Sangstat Medical Corporation (acquired by Genzyme), Rhone-Poulenc Rorer Pharmaceuticals, Inc. (merged with Sanofi-Aventis) and Schering-Plough Corporation (merged with Merck). Mr. Orwin currently serves as a member of the board of directors of Retrophin, Inc., a biopharmaceutical company, and Seattle Genetics, Inc., a biotechnology company. Mr. Orwin previously served as a member of the board of directors of Array BioPharma, Inc., a biopharmaceutical company, from November 2012 until the company's acquisition by Pfizer in July 2017. In addition to previously serving as a member of the board of directors of Relypsa and Affymax, Mr. Orwin also served on the board of directors of NeurogesX, Inc., a biopharmaceutical company, from November 2009 until July 2013. Mr. Orwin received a B.A. in Economics from Rutgers University and an M.B.A. from the New York University Leonard M. Stern School of Business. We believe that Mr. Orwin's perspective and deep experience in the biopharmaceutical industry qualifies him to serve on our board of directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of The Board of Directors

        As required under Nasdaq listing standards, a majority of the members of a listed company's Board of Directors must qualify as "independent," within one year of listing, as affirmatively determined by the Board of Directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

        Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, including certain relationships and transactions that occurred in the ordinary course of business between the Company and entities with which some of its directors are or have been affiliated, and the following relationships and transactions that occurred during any 12-month period within the last three fiscal years:

  •
  Mr. Atwood purchased 4,287 shares of our Series B preferred stock at a purchase price of $11.661 per share in August 2017, which purchase includes shares of Series B preferred stock purchased by Atwood-Edminster Trust dtd 4/2/00; and

  •
  Mr. Berger purchased 26,115 shares of our Series B preferred stock at a purchase price of $11.661 per share in August 2017 and 13,164 shares of our Series C1 preferred stock at a purchase price of $13.98 per share in September 2018, the Board has determined that they were not relationships that would interfere with their exercise of independent judgment in carrying out their responsibilities as directors and the Board has affirmatively determined that the following four directors, representing a majority of our directors, are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Atwood, Mr. Berger, Mr. Lacey and Dr. Rolfe. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

        Based on this review, the Board affirmatively determined that all of the directors nominated for election at the Annual Meeting are independent under the standards set forth in the Company's Corporate Governance Guidelines and applicable Nasdaq rules.

Board Leadership Structure

        Brian Atwood is the current Chairman of our Board of Directors and John A. Orwin is our current Chief Executive Officer, hence the roles of Chairman of our Board of Directors and Chief Executive Officer are separated. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of our Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position, as well as the commitment required to serve as our Chairman of our Board of Directors, particularly as the Board of Directors' oversight responsibilities continue to grow. While our amended and restated bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Role of the Board in Risk Oversight

        One of the Board's key functions is informed oversight of the Company's risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee ("Audit Committee") has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors legal matters and compliance with legal and regulatory requirements regarding the Company's financial statements and accounting or other policies. Our Nominating and Corporate Governance Committee ("Nominating and Corporate Governance Committee") monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee ("Compensation Committee") assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. It is the responsibility of the Board committee Chairs to report findings regarding material risk exposures to the Board as quickly as possible. In addition, the Board meets with certain members of our executive team, including the heads of our business, compliance and regulatory functions, who discuss the risks and exposures involved in their respective areas of responsibility as well as any developments that could impact our risk profile or other aspects of our business.

Meetings of The Board of Directors

        The Board of Directors held eleven meetings during 2019. All directors except Lindsey Rolfe attended 75% or more of the aggregate number of meetings of the Board and of the Board committees on which he or she served during the portion of 2019 that each such director served on the Board or such committees. Dr. Rolfe was unable to attend one of the three meetings of the Board following her appointment to serve on the Board in August 2019.

Information Regarding Committees of the Board of Directors

        The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board also has a Research and Development Committee, which is an advisory committee. The Research and Development Committee was established in January 2020.

        The following table provides membership and 2019 meeting information for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance	Research and Development Committee
John A. Orwin
Tito A. Serafini, Ph.D.
Brian Atwood	X	X*
Franklin Berger	X*		X
David Lacey, M.D.		X	X*	X
William H. Robinson, M.D., Ph.D.	X		X	X*
Lindsey Rolfe, MBChB		X		X
Total meetings in 2019	3	3	1	0

*
Committee Chair

        Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that, except as specifically described below, each member of each committee meets the applicable Nasdaq rules and regulations regarding "independence" and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Stockholder and other Interested Party Communications with the Board

        Stockholders and other interested parties who wish to communicate with the non-management or independent members of our Board may do so by letters addressed to the attention of our General Counsel. All communications are reviewed by the General Counsel and are routed to the appropriate member(s) of the Board.

The address for these communications is:
Atreca, Inc.
Attn: General Counsel
450 East Jamie Court
San Francisco, CA 94080

Audit Committee

        The Audit Committee is composed of three directors: Mr. Berger, Mr. Atwood and Dr. Robinson. Mr. Berger is the Chair of the Audit Committee. The Audit Committee held three meetings during 2019.

        The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, for the primary purpose of discharging the responsibilities of our Board of Directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

  •
  helping our Board oversee our corporate accounting and financial reporting processes;

  •
  managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

  •
  discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

  •
  developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

  •
  reviewing related person transactions;

  •
  establishing insurance coverage for the Company's officers and directors;

  •
  overseeing the preparation of the Audit Committee report required in the Company's annual proxy statement, reviewing with management the Company's financial statements to be included the Company's quarterly reports to be filed with the Securities and Exchange Commission ("SEC"), and reviewing with management the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosures in the Company's periodic reports filed with the SEC;

  •
  obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

  •
  approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

        The Board has adopted a written Audit Committee charter that is available to stockholders on the Company's website at https://ir.atreca.com/static-files/3bfcbdf5-1612-40bb-97ba-c04a071b24ed.

        The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that each of Mr. Atwood and Mr. Berger satisfy the independence requirements under the listing standards of Nasdaq and Rule 10A-3(b)(1) of the Exchange Act. We intend to comply with the listing requirement of Nasdaq regarding the composition of our Audit Committee within the transition period for newly public companies. The Board has determined that the Chair of our Audit Committee, Mr. Berger, is an "audit committee financial expert" within the meaning of SEC regulations. The Board has also determined that Mr. Atwood qualifies as an "audit committee financial expert" within the meaning of SEC regulations. Dr. Robinson is not "independent" due to his service and compensation received as a consultant to us within the past three years, and we are relying on the phase-in schedules set forth in Nasdaq listing rule 5615(b)(1) with respect to Dr. Robinson's service on the Audit Committee. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board of Directors has examined each Audit Committee member's scope of experience and the nature of their employment in the corporate finance sector.

Report of the Audit Committee of the Board of Directors

        The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management of the Company. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC. The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Mr. Franklin Berger, Chair
Mr. Brian Atwood
Dr. William Robinson, M.D., Ph.D.

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

        The Compensation Committee is composed of three directors: Mr. Atwood, Dr. Lacey and Dr. Rolfe. Mr. Atwood is the Chair of the Compensation Committee. The Compensation Committee held three meetings during 2019.

        The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

  •
  reviewing and recommending to the Board, or reviewing and approving, the compensation of our Chief Executive Officer, other executive officers and senior management;

  •
  reviewing and recommending to our Board the compensation paid to our directors;

  •
  selecting compensation consultants, independent legal counsel and other advisors;

  •
  administering our equity incentive plans and other benefit programs;

  •
  reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

  •
  reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

        In addition, after the Company ceases to be an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, the Compensation Committee will review with management the Company's Compensation Discussion and Analysis and consider whether to recommend that it be included in proxy statements and other filings.

        The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company's website at https://ir.atreca.com/static-files/6ba9c038-e134-4b6b-bcc3-3eca90d6e75a.

        All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards.

Compensation Committee Processes and Procedures

        Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation

Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser's independence; however, there is no requirement that any adviser be independent.

        During 2019, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Aon plc/Radford as compensation consultants. The Compensation Committee requested that Aon plc/Radford:

  •
  evaluate the efficacy of the Company's existing compensation strategy and practices in supporting and reinforcing the Company's long-term strategic goals; and

  •
  assist in refining the Company's compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

        As part of its engagement, Aon plc/Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, Aon plc/Radford also conducted individual interviews with members of the Compensation Committee and senior management to learn more about the Company's business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Aon plc/Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Aon plc/Radford, the Compensation Committee approved the recommendations.

        Generally, the Compensation Committee's process comprises two related elements: the determination of compensation levels and the establishment of annual performance objectives. Typically in the first quarter of each year, the Compensation Committee reviews and approves, or recommends to the Board, the compensation, including annual salary, bonus and equity awards, for the Chief Executive Officer, the other executive officers and senior management, and the Company's annual corporate performance objectives. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee's compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant. In addition, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company's compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is composed of three directors: Dr. Lacey, Dr. Robinson and Mr. Berger. Dr. Lacey is the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held one meeting during 2019.

        Specific responsibilities of our Nominating and Corporate Governance Committee include:

  •
  identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board;

  •
  considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our Board;

  •
  instituting plans or programs for the continuing education of our board of directors and orientation of new directors;

  •
  developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and

  •
  overseeing periodic evaluations of the board of directors' performance, including committees of the Board.

        The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company's website at https://ir.atreca.com/static-files/693af4cd-3a18-45cc-b6f4-d049af62694a.

        Our Board of Directors has determined that Mr. Berger and Dr. Lacey are "independent" as defined under the applicable Nasdaq listing standards and SEC rules and regulations. Dr. Robinson is not "independent" due to his service and compensation received as a consultant to us within the past three years and we are relying on the phase-in schedules set forth in Nasdaq listing rule 5615(b)(1) with respect to Dr. Robinson's service on the Nominating and Corporate Governance Committee. We are permitted to phase in our compliance with the independent nominating and corporate governance committee requirements set forth by the Nasdaq listing standards.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

        The Nominating and Corporate Governance Committee identifies and considers experience, qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors' independence. The Committee also considers the results of the Board's self-evaluation, conducted annually on a group and individual basis and every three years, conducted with an outside consultant. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 450 East Jamie Court, South San Francisco, CA 94080 not less than 90 days and not more than 120 days prior to the anniversary date of the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company's stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Research and Development Committee (Advisory)

        Our Board of Directors established the Research and Development Committee in January 2020. The Research and Development Committee is composed of three directors: Dr. Lacey, Dr. Robinson and Dr. Rolfe. Dr. Robinson is the Chair of the Research and Development Committee. The Research and Development Committee provides advice and support to the Company related to its technologies and its research and development activities, strategy and goals and, at the request of the Board from time to time, reviews and advises the Board on such matters.

        The Board has adopted a written Research and Development Committee charter that is available to stockholders on the Company's website at https://ir.atreca.com/static-files/8429fb5d-a97a-4e18-be26-526aa5943564.

Stockholder Communications with the Board of Directors

        Historically, we have not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Nevertheless, during the upcoming year, the Nominating and Corporate Governance Committee will consider the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to our website.

Code of Business Conduct and Ethics

        We have adopted a written code of business conduct and ethics, which applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics is available under the Corporate Governance section of our website at www.atreca.com. In addition, we have posted on our website all disclosures that are required by law or the listing standards of the Nasdaq concerning any amendments to, or waivers from, any provision of the code.

Anti-Hedging Prohibition

        Atreca employees, directors and consultants are prohibited from engaging in any hedging transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, as required by our insider trading policy.

Non-Employee Director Compensation

        The following table sets forth information regarding the compensation earned or paid to our non-employee directors during the year ended December 31, 2019. John A. Orwin, our President and Chief Executive Officer, and Tito A. Serafini, our Chief Strategy Officer, are also members of our Board of Directors, but did not receive any additional compensation for service as a director. The compensation of Mr. Orwin and Dr. Serafini as named executive officers are set forth above under "Summary Compensation Table."

Director Compensation for Fiscal 2019

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(3)	All Other Compensation ($)	Total ($)
Brian Atwood	$64,134	$—	$—	$64,134
Franklin Berger	$41,280	$—	$—	$41,280
David Lacey, M.D.	$38,873	$—	$—	$38,873
William H. Robinson, M.D. Ph.D.(2)	$22,651	$—	$250,000	$272,651
Lindsey Rolfe, MBChB	$17,406	$366,315	$—	$383,721

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted during 2019, computed in accordance with FASB ASC Topic 718. This amount does not reflect the actual economic value that may be realized by the director upon the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)
Dr. Robinson entered into an amended and restated consulting agreement with us, effective as of January 1, 2017, by which Dr. Robinson provides consulting services to us in the field of research and development of diagnostics, biologic therapeutics and paired diagnostics and biologic therapeutics and receives an annual consulting fee of $250,000, payable in quarterly installments.

(3)
The following table lists the aggregate number of shares with respect to the outstanding option awards held by each of our non-employee directors as of December 31, 2019:

Name	Number of shares subject to outstanding options as of December 31, 2019
Brian Atwood	46,666
Franklin Berger	34,166
David Lacey, M.D.	54,532
William H. Robinson, M.D. Ph.D.	61,666
Lindsey Rolfe, MBChB	24,000

        We have adopted a Non-Employee Director Compensation Policy, which became effective upon the closing of our initial public offering in June 2019, pursuant to which our non-employee directors are eligible to receive compensation for service on our Board of Directors and committees of our Board of Directors. In January 2020, the Board amended the Non-Employee Director Compensation Policy to add the annual cash compensation payable to members and the Chair of the Research and Development Committee.

        Under the Non-Employee Director Compensation Policy, non-employee directors are paid annual cash compensation of $35,000. In addition, non-employee directors are paid $7,500 annually for serving on the Audit Committee ($15,000 annually for the Chair), $5,000 annually for serving on the Compensation Committee ($10,000 annually for the Chair), $5,000 annually for serving on the Research and Development Committee ($10,000 annually for the Chair), and $4,000 annually for serving on the Nominating and Governance Committee ($8,000 annually for the Chair). Furthermore, our lead independent director, if any, is paid an additional $35,000 annually for service as our lead independent director, and the Chair of our Board of Directors will be paid an additional $35,000 annually for service as the Chair of our Board of Directors. Non-employee directors will be reimbursed for their reasonable out-of-pocket expenses to cover attendance at and participation in meetings of our board of directors.

        Our non-employee directors will be granted initial and/or annual option grants under our 2019 Equity Incentive Plan. Newly appointed or newly elected directors will be granted an option to purchase 24,000 shares of our Class A common stock. The initial option grant will vest in equal annual installments over three years from the date of grant, subject to the non-employee director's continuous service on each applicable vesting date. At the close of business on the date of each Annual Meeting of Stockholders, each individual who is then a non-employee director will be granted an option to purchase 12,000 shares of our Class A common stock. The annual option grant will vest upon the earlier of the one-year anniversary of the date of grant or the day prior to our next Annual Meeting of Stockholders occurring after the grant date, subject to the non-employee director's continuous service on each applicable vesting date. All options granted under our director compensation policy will be granted with an exercise price equal to the fair market value of our Class A common stock on the grant date. The vesting of all options will cease upon a non-employee director's cessation of service, unless otherwise determined pursuant to our 2019 Equity Incentive Plan or by agreement. All unvested options will vest in full immediately prior to a change in control (as defined in our 2019 Equity Incentive Plan), subject to the non-employee director's continuous service as of immediately prior to the closing of such change in control.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected OUM & Co. LLP ("OUM") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. OUM has audited the Company's financial statements since November 13, 2017. Representatives of OUM are expected to attend the Annual Meeting via the live webcast. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of OUM as the Company's independent registered public accounting firm. However, the Board is submitting the selection of OUM to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present via live webcast or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of OUM.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2019 and December 31, 2018, by OUM & Co. LLP, the Company's principal accountant.

	Fiscal Year Ended
	2019	2018
	(in thousands)
Audit Fees(1)	$556,626	$194,383
Audit-Related Fees(2)	7,926	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$564,522	$194,383

(1)
Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for 2019. Fees for fiscal 2019 also consisted of professional services rendered in connection with our Registration Statement on Form S-1 related to the initial public offering of our common stock completed in June 2019.

(2)
Audit-Related Fees consist of professional services rendered in connection with due diligence activities of the Company.

        All fees described above were pre-approved by the Audit Committee or the Board.

PRE-APPROVAL POLICIES AND PROCEDURES.

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company's independent registered public accounting firm, OUM & Co. LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of services other than audit services by OUM & Co. LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of January 31, 2020 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

        Unless otherwise indicated, the address of each beneficial owner listed below is c/o Atreca, Inc. 450 East Jamie Court, South San Francisco, CA 94080. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Number of Beneficially Owned Shares(1)		Percentage of Shares Beneficially Owned
Beneficial Owner	Class A Common Stock	Class B Common Stock	Class A Common Stock	Class B Common Stock
5% Stockholders
Entities Affiliated with Baker Brothers Life Sciences L.P.(2)	3,532,760	5,934,191	16.02%	100%
Bill & Melinda Gates Foundation(3)	1,396,644	—	6.33%	—
Boxer Capital, LLC(4)	1,772,960	—	8.04%	—
Hadley Harbor Master Investors (Cayman) II L.P.(5)	3,372,819		15.29%
BlackRock, Inc.(6)	1,312,400	—	5.95%	—
EcoR1 Capital LLC(7)	1,481,411	—	6.72%	—
Redmile Group LLC(8)	1,136,806	—	5.16%	—
Directors and Named Executive Officers
John A. Orwin(9)	777,350	—	3.41%	—
Tito A. Serafini, Ph.D.(10)	646,841	—	2.91%	—
Brian Atwood(11)	69,274	—	*	—
Franklin Berger(12)	104,928	—	*	—
David Lacey, M.D.(13)	27,486	—	*	—
William Robinson, M.D., Ph.D.(14)	470,594	—	2.13%	—
Lindsey Rolfe, MBChB	—	—	—	—
Herbert Cross(15)	64,475	—	*	—
Norman Michael Greenberg, Ph.D.(16)	142,829	—	*	—
Courtney J. Phillips	—	—	—	—
Lisa L. Decker	—	—	—	—
All executive officers and directors as a group (11 persons)(17)	2,303,777	—	9.90%	—

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 27,986,157 shares outstanding on January 31, 2020, adjusted as required by rules promulgated by the SEC.

(2)
Consists of 3,223,030 shares of Class A common stock and 5,540,107 shares of Class B common stock held of record by Baker Brothers Life Sciences L.P. and 309,730 shares of Class A common stock and 394,084 shares of Class B common stock held of record by 667, L.P.

(3)
The business address of Bill & Melinda Gates Foundation is 500 5th Avenue North, Seattle, WA 98109.

(4)
Consists of 1,733,583 shares held of record by Boxer Capital, LLC and 39,377 shares held of record by MVA Investors, LLC. The business address of Boxer Capital, LLC is 11782 El Camino Real, Suite 320, San Diego, CA 92130.

(5)
All shares registered in the name of Waveform, Inc. Wellington Management Company LLP is the investment adviser to this entity. Wellington Management Company LLP is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and is an indirect subsidiary of Wellington Management Group LLP. Wellington Management Company LLP and Wellington Management Group LLP may each be deemed to share beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the shares indicated in the table, all of which are held of record by the entity named in the table or a nominee on its behalf. The business address of the entity named in the table is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210. The business address of Wellington Management Company LLP and Wellington Management Group LLP is 280 Congress Street, Boston, Massachusetts 02210.

(6)
The business address of BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.

(7)
Based solely on information provided in a Schedule 13G filed with the SEC on February 14, 2020 (the "EcoR1 Schedule 13G"). The EcoR1 Schedule 13G was filed by EcoR1 Capital Fund Qualified, L.P. ("Qualified Fund"); EcoR1 Capital, LLC ("EcoR1") and Oleg Nodelman ("Nodelman") (collectively, the "EcoR1 Filers"). Based on the EcoR1 Schedule 13G, Qualified Fund is not a member of a group and it expressly disclaims membership in a group. In addition, the EcoR1 Schedule 13G indicates that the filing of the Schedule 13G on behalf of the Qualified Fund should not be construed as an admission that it is, and it disclaims that it is, a beneficial owner, as defined in Rule 13d-3 under the Exchange Act, of any of the shares covered by the Schedule 13G. Each EcoR1 Filer also disclaims beneficial ownership of the shares except to the extent of that person's pecuniary interest therein. The business address of EcoR1 Capital Fund Qualified, L.P. EcoR1 Capital, LLC and Oleg Nodelman is 357 Tehama Street #3, San Francisco, CA 94103.

(8)
Based on a Schedule 13G filed with the SEC on February 14, 2020 by Redmile Group, LLC. Redmile Group, LLC's beneficial ownership of the Company's Class A common stock is comprised of 1,136,806 shares of the Company's Class A common stock owned by certain private investment vehicles and/or separately managed accounts managed by Redmile Group, LLC, which shares of Common Stock may be deemed beneficially owned by Redmile Group, LLC as investment manager of such private investment vehicles and/or separately managed accounts. The reported securities may also be deemed beneficially owned by Jeremy C. Green as the principal of Redmile Group, LLC. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The business address of Redmile Group, LLC is One Letterman Drive, Building D, Suite D3-300, San Francisco, CA 94129.

(9)
All 777,350 shares issuable pursuant to a stock option exercisable within 60 days after January 31, 2020.

(10)
Includes (a) 480,820 shares held of record by Tito A. Serafini and Marya A. Postner Trustees or Successor Trustee, of the Serafini/Postner Revocable Trust U/A/D 2/8/98 and 3,655 shares held of record by Tito Serafini and (b) 162,366 shares issuable pursuant to stock options exercisable within 60 days after January 31, 2020.

(11)
Includes (a) 49,654 shares held of record by Atwood-Edminster Trust dtd 4/2/00 and (b) 19,620 shares issuable pursuant to a stock option exercisable within 60 days after January 31, 2020.

(12)
Includes (a) 97,808 shares and (b) 7,120 shares issuable pursuant to a stock option exercisable within 60 days after January 31, 2020.

(13)
All 27,486 shares issuable pursuant to a stock option exercisable within 60 days after January 31, 2020.

(14)
Includes (a) 444,548 shares and (b) 26,046 shares issuable pursuant to a stock option exercisable within 60 days after January 31, 2020.

(15)
All 64,475 shares issuable pursuant to a stock option exercisable within 60 days after January 31, 2020.

(16)
All 142,829 shares issuable pursuant to a stock option exercisable within 60 days after January 31, 2020.

(17)
Includes (a) 1,076,485 shares and (b) 1,227,292 shares issuable pursuant to stock options exercisable within 60 days after January 31, 2020.

DELINQUENT SECTION 16(A) REPORTS

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31 2019, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that two Form 4s, covering an aggregate of two transactions, filed on behalf of Ms. Lisa Decker and Ms. Courtney Phillips were filed late due to administrative oversight.

EXECUTIVE COMPENSATION

Executive Officers

        The following table identifies certain information about our executive officers as of March 31, 2020. Officers are appointed or elected by the Board to hold office until their successors are elected and qualified.

Name	Age	Current Position(s) with Atreca, Inc.
John A. Orwin	55	President, Chief Executive Officer and Director
Herbert Cross	48	Chief Financial Officer
Tito A. Serafini, Ph.D.	56	Chief Strategy Officer and Director
Norman Michael Greenberg, Ph.D.	60	Chief Scientific Officer
Courtney J. Phillips	45	General Counsel and Corporate Secretary
Lisa L. Decker, Ph.D.	51	Chief Business Officer

        For information for Mr. Orwin, please refer to "Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders—Class III" above. For information for Dr. Serafini, please refer to "Directors Continuing in Office Until the 2021 Annual Meeting of Stockholders—Class II" above.

Herbert Cross

        Mr. Cross has served as our Chief Financial Officer since February 2019. Prior to joining Atreca, from November 2017 to June 2018, Mr. Cross served as Chief Financial Officer of ARMO Biosciences, Inc., a biotechnology company. From February 2016 to November 2017, Mr. Cross served as Chief Financial Officer of Balance Therapeutics, Inc., a biotechnology company, where he led all investor relations, strategic finance and administrative functions. From October 2013 to November 2015, Mr. Cross served as Chief Financial Officer of KaloBios Pharmaceuticals, Inc., a biotechnology company, and interim Chief Executive Officer from January 2015 to November 2015. In December 2015, KaloBios filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. KaloBios emerged from Chapter 11 in July 2016. From November 2010 to June 2013, Mr. Cross served as Chief Financial Officer of Affymax, Inc., a biotechnology company. Mr. Cross received a B.S. in Business Administration from the University of California, Berkeley and is a certified public accountant, currently inactive, in the state of California.

Norman Michael Greenberg, Ph.D.

        Dr. Greenberg has served as our Chief Scientific Officer since May 2016. Prior to joining Atreca, from February 2015 until May 2016, Dr. Greenberg served as Senior Vice President of Translational Medicine at Checkmate Pharmaceuticals, LLC. From April 2014 until May 2016, Dr. Greenberg served as Chief Executive Officer and President of NMG Scientific Consulting, USA. From August 2011 until March 2014, Dr. Greenberg was Vice President of Global Research, Oncology, at MedImmune (AstraZeneca), where he spearheaded global research activities for immune-mediated and tumor-targeted therapies. He previously has served as Senior Director of Research in Oncology, at Pfizer, as a Full Member of the Fred Hutchinson Cancer Research Center and as a tenured Associate Professor at Baylor College of Medicine. Dr. Greenberg is the inventor of the TRAMP prostate cancer research models and has authored over 130 peer-reviewed scientific research articles. He currently sits on the Scientific Advisory Board for Machavert Pharmaceuticals. Dr. Greenberg received a B.Sc. in microbiology and immunology from the University of Toronto and a Ph.D. in microbiology and immunology from the University of British Columbia. Dr. Greenberg performed postdoctoral research at Baylor College of Medicine in Houston.

Courtney J. Phillips

        Ms. Phillips has served as our General Counsel since June 2019, and as our Corporate Secretary since July 2019. Prior to Atreca, from November 2017 through May 2019, Ms. Phillips was the Vice President of Corporate Law at Global Blood Therapeutics, Inc., a biotechnology company, where she led a broad range of legal activities prior to the company's commercialization of its first product. From December 2013 through March 2017, Ms. Phillips was Senior Counsel and then Vice President and Associate General Counsel at Relypsa, Inc., a biotechnology company, where she led a wide variety of legal matters from the company's IPO through commercialization of its first product and acquisition by Galenica. From December 2011 through May 2013, Ms. Phillips was Corporate Counsel at Affymax, Inc., a biotechnology company. Prior to Affymax, Ms. Phillips was a corporate attorney at the law firms of Morrison Foerster LLP and Reed Smith LLP where she represented biotechnology and technology companies in corporate governance and securities law matters, mergers and acquisitions, and equity financings. Ms. Phillips holds a J.D. from Georgetown University Law Center and a B.A. from the University of California, Berkeley.

Lisa L. Decker, Ph.D.

        Dr. Decker has served as our Chief Business Officer since June 2019. Prior to joining Atreca, Dr. Decker served Nektar Therapeutics in a variety of roles. Most recently, Dr. Decker served as Nektar Therapeutics' Vice President of Business Development from August 2017 until June 2019. Dr. Decker also served Nektar Therapeutics as its Executive Director, Business Development from August 2012 until August 2017, Executive Director, Business Strategy and Operations from January 2010 until July 2012, and

Senior Director, Alliance Management from August 2008 until December 2009. Prior to serving Nektar Therapeutics, Dr. Decker was with the Office of Technology Management at the University of Massachusetts Medical School, where she served as Associate Director from 2006 until 2008, Licensing Officer from 2002 until 2006, and Licensing Associate from 2000 until 2002. Dr. Decker holds a Ph.D. in Immunology from Tufts University School of Medicine and conducted her postdoctoral training at Harvard Medical School.

Summary Compensation Table

        The following table sets forth information regarding compensation awarded to or earned by the executive officers listed below during the year ended December 31, 2019 and December 31, 2018. As an emerging growth company, we comply with the executive compensation disclosure rules applicable to "smaller reporting companies," as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. These three officers are referred to as our named executive officers.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
John A. Orwin	2019	507,027	—	212,625	5,362	725,014
President and Chief	2018	318,750	4,294,637	—	2,145	4,615,532
Executive Officer
Tito A. Serafini	2019	433,181	—	198,322	5,987	637,490
Chief Strategy Officer and	2018	413,170	2,019,627	158,000	5,658	2,596,455
Former President and Chief Executive Officer
Norman Michael Greenberg	2019	411,352	423,790	165,167	106,916	1,107,225
Chief Scientific Officer	2018	393,225	177,421	128,625	101,418	800,689

(1)
Reflects the grant date fair value of the stock options granted as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation ("FASB ASC Topic 718"). The valuation assumptions used in calculating the grant date fair value of the stock options are set forth in Note 10 to our financial statements under Item 8 included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)
The amounts disclosed represent the applicable named executive officer's total performance bonus earned for the fiscal year ended December 31, 2019 and December 31, 2018.

(3)
The amounts disclosed for each of our named executive officers (other than Dr. Greenberg) represent the life insurance premiums paid by us for each such named executive officer. For Dr. Greenberg, the amounts disclosed for the fiscal year ended December 31, 2019 represent (i) $98,341 of housing and other living expenses provided for the officer's residence and (ii) $8,575 for life insurance premiums paid by us, and the amounts disclosed for the fiscal year ended December 31, 2018 represent (i) $76,802 of housing and other living expenses provided for the officer's residence, (ii) $18,965 for commuting expenses, and (iii) $5,651 for life insurance premiums paid by us.

Outstanding Equity Awards at Fiscal Year-End

        The following table shows for the fiscal year ended December 31, 2019, certain information regarding outstanding equity awards at fiscal year-end for our named executive officers.

        The following table presents the outstanding equity incentive plan awards held by each named executive officer as of December 31, 2019.

			Option Awards
			Number of securities underlying unexercised options		Option exercise price
						Option expiration date
Name	Grant Date		(#) exercisable	(#) unexercisable	($)
John A. Orwin	4/28/2018	(1)	695,832	—	$5.16	4/27/2028
	10/30/2018	(2)	43,388	105,366	$10.02	10/29/2028
	11/15/2018	(2)	15,980	43,015	$10.02	11/14/2028
Tito A. Serafini	2/3/2016	(3)	33,332	—	$4.56	2/2/2026
	4/28/2018	(4)	99,999	—	$5.16	4/27/2028
	10/30/2018	(2)	41,244	100,151	$10.02	10/29/2028
	11/15/2018	(2)	13,585	36,560	$10.02	11/14/2028
Norman Michael Greenberg	5/10/2016	(1)	122,201	—	$4.56	5/9/2026
	4/28/2018	(3)	49,999	—	$5.16	4/27/2028
	1/29/2019	(2)	10,420	39,579	$12.06	1/30/2029

(1)
25% of the total shares subject to this option will vest one year after the vesting commencement date and 1/48th of the shares subject to this option will vest monthly thereafter subject to continued service to us through the applicable vesting date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the applicable executive employment agreement, as may be amended from time to time. The option is subject to an early exercise provision and is immediately exercisable for restricted shares subject to the same vesting provisions.

(2)
1/48th of the total shares subject to this option will vest monthly measured from the vesting commencement date subject to continued service to us through the applicable vesting date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the applicable executive employment agreement, as may be amended from time to time.

(3)
1/48th of the total shares subject to this option will vest monthly measured from the vesting commencement date subject to continued service to us through the applicable vesting date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the applicable executive employment agreement, as may be amended from time to time. The option is subject to an early exercise provision and is immediately exercisable for restricted shares subject to the same vesting provisions.

(4)
25% of the total shares subject to this option vested on the vesting commencement date and 1/48th of the unvested shares will vest monthly thereafter subject to continued service to us through the applicable vesting date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the applicable executive employment agreement, as may be amended from time to time. The option is subject to an early exercise provision and is immediately exercisable for restricted shares subject to the same vesting provisions.

Agreements with our Named Executive Officers & Potential Payments Upon Termination or Change in Control

        Below are descriptions of our employment agreements and offer letter agreements with our named executive officers. The agreements generally provide for at-will employment and set forth the named executive officer's initial base salary, eligibility for employee benefits and severance benefits upon a qualifying termination of employment. Furthermore, each of our named executive officers has executed a form of our standard proprietary information and inventions assignment agreement. The key terms of the employment agreements with our named executive officers, including potential payments upon termination or change of control, are described below. Following the completion of our initial public offering, our Board of Directors adopted certain changes in compensation for certain of our named executive officers to better align their compensation with that of executives at a peer group of life-science public companies identified by the Compensation Committee ("Peer Benchmarking Adoption").

John A. Orwin

        In March 2018, we entered into an executive employment agreement with John A. Orwin (the "Orwin Employment Agreement"), which provides for his at-will employment as our President and Chief Executive Officer, with no specific term. The Orwin Employment Agreement provides for an annual base salary of $450,000 and an annual discretionary bonus of up to 45% of his base salary, the amount of which will be decided in the sole discretion of our Board of Directors based upon our and Mr. Orwin's achievement of objectives and milestones determined on an annual basis by our Board of Directors. In July 2019, in connection with the Peer Benchmarking Adoption, our Board increased Mr. Orwin's annual base salary to be $550,000 and his target annual cash bonus opportunity percentage to 55%, effective as of July 11, 2019. Pursuant to the Orwin Employment Agreement, Mr. Orwin was granted an initial option to purchase a number of shares representing 5.5% of our Class A common stock on a fully diluted basis, which share number represented 695,832 shares as of the grant date. This initial option grant vests over a four-year period during which 25% of the shares subject to this option grant vest on the one-year anniversary of Mr. Orwin's date of employment and the remaining shares subject to this option grant vest in 36 equal monthly installments thereafter, in each case, subject to Mr. Orwin's continued service with the Company. Mr. Orwin is also entitled to receive an additional option to purchase shares of our Class A common stock if his percentage owned of our capital stock drops below 4% (on a fully-diluted, as converted to Class A common stock basis) upon the earliest to occur of (A) the date of the first issuance of our capital stock to the public pursuant to a firmly underwritten public offering pursuant to an effective registration statement, (B) a change of control of our company, or (C) three years after March 21, 2018, such that after such grant Mr. Orwin's percentage owned of our capital stock will equal 4%. Mr. Orwin has also executed our standard form of employee confidential information and inventions assignment agreement, whereby he agrees to maintain confidentiality regarding any confidential information regarding the company and assigns to the Company all intellectual property pertaining to our company.

        The Orwin Employment Agreement provides for payments to be made to Mr. Orwin upon certain qualifying terminations of his employment, including in connection with a Change of Control of the Company (as such term is defined in the Orwin Employment Agreement and summarized below). Pursuant to the Orwin Employment Agreement, if Mr. Orwin (i) is terminated without Cause (as such term is defined in the Orwin Employment Agreement and summarized below) and other than as a result of death or disability or (ii) resigns for Good Reason (as such term is defined in the Orwin Employment Agreement and summarized below), then, provided that Mr. Orwin signs, and does not subsequently revoke, a separation agreement and release of claims in favor of our company, Mr. Orwin will receive the following (which amounts reflect the Peer Benchmarking Adoption): (i) a severance payment equal to one year of his base salary plus his target annual cash bonus to be paid in a lump sum on the 60th day following his termination of employment, (ii) subject to Mr. Orwin's timely election of continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), payment by us of

Mr. Orwin's COBRA premiums for Mr. Orwin and eligible dependents for a period of up to 18 months following his termination of employment, or, if our Company determines that it cannot pay these COBRA premiums without a substantial risk of violating applicable law, we may pay to Mr. Orwin a taxable monthly payment in an amount equal to the monthly COBRA premium that Mr. Orwin would be required to pay to continue his group health coverage in effect on the date of Mr. Orwin's termination of employment for a period of up to 18 months following his termination of employment, and (iii) only if such termination or resignation occurs within the 30-day period prior to or within the 12-month period following a Change of Control, the acceleration of vesting of all unvested equity awards held by Mr. Orwin. In addition, if Mr. Orwin's employment with the Company terminates as a result of death or disability, then the vesting on 50% of the outstanding unvested equity awards held by Mr. Orwin on his last day of employment will be accelerated.

        For the purposes of the Orwin Employment Agreement, "Cause" means Mr. Orwin's (a) commission of any felony or crime involving dishonesty; (b) participation in any fraud against our company; (c) material breach of his duties to our company; (d) intentional damage to any property of our company; (e) misconduct, or other violation of our policy that causes harm; (f) breach of any written agreement with our company; and (g) conduct which in the good faith and reasonable determination of our board of directors demonstrates gross unfitness to serve.

        For the purposes of the Orwin Employment Agreement, "Good Reason" means (a) a material reduction in Mr. Orwin's base salary, which the parties agree is a reduction of at least 10% of Mr. Orwin's base salary (unless pursuant to a salary reduction program applicable generally to our company's similarly situated employees); (b) a material reduction in Mr. Orwin's duties (including responsibilities or authorities); provided, however, that, solely following a change of control, a change in job position (including a change in title) shall not be deemed a "material reduction" in and of itself unless Mr. Orwin's new duties are materially reduced from his prior duties; or (c) a relocation of Mr. Orwin's principal place of employment to a place that increases Mr. Orwin's one-way commute by more than 50 miles as compared to Mr. Orwin's then-current principal place of employment immediately prior to such relocation.

        For the purposes of the Orwin Employment Agreement, "Change of Control" means (i) any consolidation or merger by us with or into any other entity other than any consolidation or merger in which the shares of our capital stock immediately prior the consolidation or merger continue to represent a majority of the voting power of the surviving entity immediately after the consolidation or merger or (ii) any transaction or series of related transactions to which we are a party and in which more than 50% of our voting power is transferred, provided that a Change of Control does not include any transaction or series of transactions principally for bona fide equity financing purposes where we receive cash or in which any of our indebtedness is cancelled.

Tito A. Serafini, Ph.D.

        In June 2018, we entered into an amended and restated executive employment agreement with Tito Serafini (the "Serafini Employment Agreement"), which provides for his at-will employment as our Chief Strategy Officer and continued service on our Board of Directors, subject to the provisions of our amended and restated certificate of incorporation and our amended and restated voting agreement, each as amended from time to time. The Serafini Employment Agreement provides for an annual base salary of $413,170 and an annual discretionary bonus of up to 40% of his base salary, the amount of which will be decided in the sole discretion of our Board of Directors based upon our and Dr. Serafini's achievement of objectives and milestones determined on an annual basis by our Board of Directors. Pursuant to the Serafini Employment Agreement, Dr. Serafini was granted a new option to purchase 99,999 shares of our Class A common stock on April 28, 2018, of which 24,999 options were vested as of the grant date, and the remainder of the options are scheduled to vest monthly over the four-year period beginning on April 16, 2018, subject to Dr. Serafini's continued service with the Company. Dr. Serafini is also entitled to receive an additional option to purchase shares of our Class A common stock, or the Make-up Option, if his percentage owned of our capital stock drops below 3.4% (on a fully-diluted, as converted to Class A common stock basis) upon the earliest to occur of (A) the date of the first issuance of our capital stock to the public pursuant to a firmly underwritten public offering pursuant to an effective registration statement, (B) a change of control of our company, or (C) three years after June 26, 2018, such that after such grant Dr. Serafini's percentage owned of our capital stock will equal 3.4%. Dr. Serafini has also executed the Company's standard form of employee confidential information and inventions assignment agreement, whereby he agrees to maintain confidentiality regarding any confidential information regarding the company and assigns to the Company all intellectual property pertaining to the Company.

        The Serafini Employment Agreement provides for payments to be made to Dr. Serafini upon certain qualifying terminations of his employment, including in connection with a Change of Control of the Company (as such term is defined in the Serafini Employment Agreement and summarized below). Pursuant to the Serafini Employment Agreement, if Dr. Serafini (A) is terminated without Cause (as such term is defined in the Serafini Employment Agreement and summarized below) and other than as a result of death or disability or (B) resigns for Good Reason (as such term is defined in the Serafini Employment Agreement and summarized below), in either case (1) prior to the 60-day period prior to or more than 12 months following a Change of Control or (2) on any date following April 16, 2019, then, provided that Dr. Serafini signs, and does not subsequently revoke, a separation agreement and release of claims in favor of our company, Dr. Serafini will receive the following (which amounts reflect the Peer Benchmarking Adoption): (i) a severance payment equal to 12 months of his base salary plus his target annual cash bonus to be paid in a lump sum on the 60th day following his termination of employment and (ii) subject to Dr. Serafini's timely election of continued coverage under COBRA, payment by us of Dr. Serafini's COBRA premiums for Dr. Serafini and eligible dependents for a period of up to 12 months following his termination of employment, or, if our company determines that it cannot pay these COBRA premiums without a substantial risk of violating applicable law, we may pay to Dr. Serafini a taxable monthly payment in an amount equal to the monthly COBRA premium that Dr. Serafini would be required to pay to continue his group health coverage in effect on the date of Dr. Serafini's termination of employment for a period of up to nine months following his termination of employment. If such termination or resignation occurs within the 60-day period prior to or within the 12-month period following a Change of Control, in addition to the above-described severance benefits, Dr. Serafini would also be entitled to the acceleration of vesting of all unvested equity awards held by Dr. Serafini.

        If Dr. Serafini is terminated due to his death or disability, then as of the termination date, (i) Dr. Serafini's then-unvested equity awards shall cease to vest, (ii) all unearned compensation payments to Dr. Serafini will terminate immediately and (iii) Dr. Serafini will not be entitled to any severance benefits, including any cash severance, payment by us of his COBRA premiums or special cash payments.

        For the purposes of the Serafini Employment Agreement, "Cause" means Dr. Serafini's (a) commission of any felony or crime involving dishonesty; (b) willful participation in any fraud against our company; (c) willful breach of his material duties to our company; (d) willful and material damage to any property of our company; (e) willful misconduct or other violation of our policy that causes material harm to our company; (f) willful and material breach of any written agreement with our company; and (g) willful conduct which in the good faith and reasonable determination of our board of directors demonstrates gross unfitness to serve.

        For the purposes of the Serafini Employment Agreement, "Good Reason" means (a) a material reduction in Dr. Serafini's base salary, which the parties agree is a reduction of at least 10% of Dr. Serafini's base salary (unless pursuant to a salary reduction program applicable generally to our company's similarly situated employees); (b) a material reduction in Dr. Serafini's duties (including responsibilities or authorities); provided, however, that a change in job position (including a change in title) shall not be deemed a "material reduction" in and of itself unless Dr. Serafini's new duties are materially reduced from his prior duties; (c) a material breach by our company of any written agreement between Dr. Serafini and our company; or (d) a relocation of Dr. Serafini's principal place of employment to a place that increases Dr. Serafini's one-way commute by more than 50 miles as compared to Dr. Serafini's then-current principal place of employment immediately prior to such relocation.

        The Serafini Employment Agreement defines "Change of Control" in a manner similar to the Orwin Employment Agreement (as described above).

Norman Michael Greenberg, Ph.D.

        In March 2016, we entered into an executive employment agreement with Norman Michael Greenberg (the "Greenberg Employment Agreement"), which provides for his at-will employment as our Senior Vice President and Chief Scientific Officer. The Greenberg Employment Agreement provides for an annual base salary of $350,000 and an annual discretionary bonus of up to 40% (which percentage reflect the Peer Benchmarking Adoption) of his base salary, the amount of which will be decided in the sole discretion of our Board of Directors based upon our and Dr. Greenberg's achievement of objectives and milestones determined on an annual basis by our Board of Directors. Pursuant to the Greenberg Employment Agreement, Dr. Greenberg was granted an initial option to purchase 122,201 shares of our Class A common stock. This initial option grant vests over a four-year period during which 25% of the options vested on the one-year anniversary of Dr. Greenberg's date of employment and the remaining options vest in 36 equal monthly installments thereafter, in each case, subject to Dr. Greenberg's continued service with the Company. Pursuant to the Greenberg Employment Agreement, Dr. Greenberg also received a sign-on advance bonus of $50,000, which was considered earned in March 2017 following the completion of his one-year anniversary of continuous service with the Company. Additionally, pursuant to the Greenberg Employment Agreement, Dr. Greenberg was entitled to (A) the reimbursement of reasonable expenditures incurred by Dr. Greenberg during the first 12 months of his employment with us for temporary housing (up to $4,000 per month) and for up to two trips per month of travel between the San Francisco Bay Area and his then-primary residence (up to $1,300 per month), (B) the reimbursement of up to $50,000 for relocation expenses incurred not later than August 31, 2017 and (C) tax gross-up assistance with respect to any portion of the above-described relocation benefit amounts that were taxable to Dr. Greenberg without a full corresponding deduction. Dr. Greenberg has also executed the Company's standard form of employee confidential information and inventions assignment agreement, whereby he agrees to maintain confidentiality regarding any confidential information regarding the company and assigns to the Company all intellectual property pertaining to the Company.

        The Greenberg Employment Agreement provides for payments to be made to Dr. Greenberg upon certain qualifying terminations of his employment, including in connection with a Change of Control of the Company (as such term is defined in the Greenberg Employment Agreement and summarized below). Pursuant to the Greenberg Employment Agreement, if Dr. Greenberg (i) is terminated without Cause (as such term is defined in the Greenberg Employment Agreement and summarized below) and other than as a result of death or disability or (ii) resigns for Good Reason (as such term is defined in the Greenberg Employment Agreement and summarized below), in either case prior to the 30-day period prior to the closing of a Change of Control or more than 12 months following the closing of a Change in Control, then, provided that Dr. Greenberg signs, and does not subsequently revoke, a separation agreement and release of claims in favor of our company, Dr. Greenberg will receive the following (which amounts reflect the Peer Benchmarking Adoption): (i) a severance payment equal to 12 months of his base salary plus his target annual cash bonus to be paid in a lump sum on the 60th day following his termination of employment, (ii) subject to Dr. Greenberg's timely election of continued coverage under COBRA, payment by us of Dr. Greenberg's COBRA premiums for Dr. Greenberg and eligible dependents for a period of up to 12 months following her termination of employment, or, if our Company determines that it cannot pay these COBRA premiums without a substantial risk of violating applicable law, we may pay to Dr. Greenberg a taxable monthly payment in an amount equal to the monthly COBRA premium that Dr. Greenberg would be required to pay to continue his group health coverage in effect on the date of Dr. Greenberg's termination of employment for a period of up to 6 months following her termination of employment, and (iii) only if such termination or resignation occurs within the 30-day period prior to or within the 12-month period following a Change of Control, the acceleration of vesting of all unvested equity awards held by Dr. Greenberg.

        If Dr. Greenberg is terminated due to his death or disability, then as of the termination date, (i) Dr. Greenberg's then-unvested equity awards shall cease to vest, (ii) all unearned compensation payments to Dr. Greenberg will terminate immediately and (iii) Dr. Greenberg will not be entitled to any severance benefits, including any cash severance, payment by us of his COBRA premiums or special cash payments.

        For the purposes of the Greenberg Employment Agreement, "Cause" means Dr. Greenberg's (a) commission of any felony or crime involving dishonesty; (b) participation in any fraud against our company; (c) material breach of his duties to our company; (d) persistent unsatisfactory performance of job duties after written notice from our board of directors and a reasonable opportunity to cure (if curable), (e) intentional damage to any property of our company; (e) misconduct or other violation of our policy that causes harm to our company; (f) misconduct or other violation of Company policy that causes harm, (g) breach of any written agreement with our company; and (g) conduct which in the good faith and reasonable determination of our board of directors demonstrates gross unfitness to serve.

        For the purposes of the Greenberg Employment Agreement, "Good Reason" means (a) a material reduction in Dr. Greenberg's base salary, which the parties agree is a reduction of at least 10% of Dr. Greenberg's base salary (unless pursuant to a salary reduction program applicable generally to our company's similarly situated employees); (b) a material reduction in Dr. Greenberg's duties (including responsibilities or authorities); provided, however, that a change in job position (including a change in title) shall not be deemed a "material reduction" in and of itself unless in Dr. Greenberg's new duties are materially reduced from his prior duties; or (c) a relocation of Dr. Greenberg's principal place of employment to a place that increases Dr. Greenberg's one-way commute by more than 50 miles as compared to Dr. Greenberg's then-current principal place of employment immediately prior to such relocation.

        The Greenberg Employment Agreement defines "Change of Control" in a manner similar to the Orwin Employment Agreement (as described above).

        In the event that the severance and other benefits payable to Mr. Orwin, Dr. Serafini or Dr. Greenberg constitute "parachute payments" under Section 280G of the U.S. tax code and would be subject to the applicable excise tax under Section 4999 of the Code, such severance and other benefits will be either (A) delivered in full or (B) delivered to such lesser extent which would result in no portion of such severance and other benefits being subject to the excise tax, whichever results in the receipt on an after-tax basis of the greatest amount of benefits.

Non-Equity Incentive Plan Compensation

        In addition to base salaries, our named executive officers are eligible to receive performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined performance goals and to reward our executives for individual achievement towards these goals. The performance-based cash bonus each executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals and the extent to which our executives achieve their individual goals that our Board or Compensation Committee establishes at the beginning of each year and is paid annually.

Equity Compensation Plan Information

        The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2019.

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	3,792,141	(2)	$9.64	2,646,337	(3)(4)(5)

(1)
All of our equity compensation plans have been approved by security holders. The equity compensation plans are described in Note 10 to our financial statements under Item 8 included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)
As of December 31, 2019, there were: (i) 3,108,582 shares of Class A common stock subject to outstanding stock options under our 2010 Equity Incentive Plan; (ii) 633,562 shares of Class A common stock subject to outstanding stock options under our 2019 Equity Incentive Plan and (iii) 49,997 shares of Class A common stock subject to outstanding warrants.

(3)
Includes 2,372,236 and 274,101 shares of Class A common stock available for issuance under the 2019 Equity Incentive Plan and our 2019 Employee Stock Purchase Plan, or the ESPP, respectively, as of December 31, 2019. No shares are available for issuance under our 2010 Equity Incentive Plan. Shares under our 2010 Equity Incentive Plan that expire, terminate or are forfeited prior to exercise or settlement automatically become available for issuance under our 2019 Equity Incentive Plan.

(4)
The number of shares reserved for issuance under the our 2019 Equity Incentive Plan will increase January 1 of each year commencing on January 1, 2020 and continuing through and including January 1, 2029 by (i) the amount equal to 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year or (ii) such lower number of shares as may be determined by the Board of Directors.

(5)
The number of shares reserved for issuance under the ESPP will increase January 1 of each year commencing January 1, 2020 and continuing through and including January 1, 2029 by the lesser of (i) 1% of the total number of shares of our Class A common stock outstanding on December 31 of the preceding calendar year; (ii) 416,666 shares or (iii) such lesser number of shares as may be determined by the Board of Directors.

401(k) Plan

        We maintain a safe harbor 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits of the Internal Revenue Code of 1986, as amended (the "Code"), which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. Currently, we do not make matching contributions or discretionary contributions to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Rule 10b5-1 Sales Plans

        From time to time, our executive officers and directors may be parties to individual Rule 10b5-1 trading plans. Under a Rule 10b5-1 plan, a broker sells the officer's or director's shares of our Class A common stock from time to time in accordance with the parameters established by the officer or director when entering into the plan without any further action, direction, or involvement by the officer or director. Our executive officers and directors may only enter into a Rule 10b5-1 plan during an open trading window and when they are not in possession of material nonpublic information.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Related-Person Transactions Policy and Procedures

        In 2019, the Company adopted a written Related-Person Transactions Policy that sets forth the Company's policies and procedures regarding the identification, review, consideration and approval or ratification of "related-persons transactions." This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"), any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. In reviewing and approving any such transactions, our Audit Committee is responsible for reviewing all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm's length transaction and the extent of the related person's interest in the transaction.

Certain Relationships and Related Transactions

Preferred Stock Financings

        In September 2018, we issued an aggregate of 5,007,134 shares of our Series C1 preferred stock at a purchase price of $13.98 per share for an aggregate purchase price of $70.0 million. In September 2018, we issued an aggregate of 3,934,191 shares of our Series C2 preferred stock at a purchase price of $13.98 per share for an aggregate purchase price of $55.0 million. In August 2017, we issued an aggregate of 3,001,421 shares of our Series B preferred stock at a purchase price of $11.661 per share for an aggregate purchase price of $35.0 million. The following table summarizes purchases of preferred stock by our directors and by holders of more than five percent of our capital stock and their affiliated entities. One of our executive officers purchased shares of preferred stock.

Name	Series B Preferred Stock(1)	Series C1 Preferred Stock(1)	Series C2 Preferred Stock(1)	Aggregate Purchase Price
Entities affiliated with Baker Brothers Life Sciences L.P.(2)	1,010,239	—	3,934,191	$66,780,400
Boxer Capital, LLC(3)	—	1,072,960	—	14,999,999
Hadley Harbor Master Investors (Cayman) II L.P.(4)	1,039,783	894,472	—	24,629,633
Brian Atwood(5)	4,287	—	—	49,998
Franklin Berger	26,115	13,164	—	488,570
Tito A. Serafini(6)	6,431	—	—	74,999
William H. Robinson	4,287	—	—	49,998

(1)
In connection with our initial public offering, each share of our Series B preferred stock and Series C1 preferred stock converted into one share of Class A common stock and each share of our Series C2 preferred stock converted into one share of Class B common stock.

(2)
Includes shares of preferred stock purchased by 667 L.P.

(3)
Includes shares of preferred stock purchased by MVA Investors, LLC.

(4)
All shares registered in the name of Waveform, Inc. Wellington Management Company LLP is the investment adviser to this entity.

(5)
Includes shares of preferred stock purchased by Atwood-Edminster Trust dtd 4/2/00.

(6)
Includes shares of preferred stock purchased by Tito A. Serafini and Marya A. Postner Trustees of Successor Trustee, of the Serafini/Postner Revocable Trust U/A/D 2/8/98.

Baker Brothers Nominating Agreement

        On September 5, 2018, we entered into a nominating agreement (the "Baker Brothers. Nominating Agreement"), with Baker Brothers Life Sciences L.P. and 667, L.P. (together, the "Baker Brothers"). Pursuant to the Baker Brothers Nominating Agreement, during the period beginning at the closing of our initial public offering until when Baker Brothers no longer beneficially own at least 3,333,333 shares of our common stock (subject to adjustment for stock splits, combinations, recapitalizations and similar transactions) (the "Nominating Agreement Period"), we will have the obligation to support the nomination of, and to cause our board of directors to include in the slate of nominees recommended to our stockholders for election, two individuals designated by Baker Brothers (each a "Baker Brothers Designee"), unless a majority of our disinterested directors reasonably and in good faith determines that a Baker Designee would not be qualified to serve as our director under law, rules of the stock exchange on which our shares are listed, our amended and restated bylaws, or any of our company policies. If a Baker Designee resigns his or her seat on our board of directors or is removed or does not become a director for any reason, the vacancy will be filled by the election or appointment of another designee of Baker Brothers as soon as reasonably practicable, subject to compliance with applicable laws, rules and regulations. Furthermore, during the Nominating Agreement Period, if there is no Baker Designee on our Board of Directors, we will have the obligation to invite two board of directors observer designees of Baker Brothers (the "Baker Observers"), to attend all meetings of our Board of Directors and all meetings of the committees of our Board of Directors as a nonvoting observer, subject to Baker Observers' agreement to hold in confidence the information they receive as observers of our Board of Directors and committee meetings, as well as subject to their exclusion from our Board of Directors' meetings to preserve our attorney-client privilege, to avoid conflicts of interest, if Baker Brothers is determined by our board of directors to be a competitor or other customary conditions. The Baker Brothers Nominating Agreement automatically terminates upon the earlier of when Baker Brothers, together with its affiliates, no longer beneficially owns at least 3,333,333 shares of our common stock or the consummation of our acquisition in a change of control transaction, as such terms are defined in our amended and restated certificate of incorporation.

Bill & Melinda Gates Foundation Master Services Agreement

        On February 1, 2013, we entered into a master services agreement (the "Gates Foundation Services Agreement"), with the Bill & Melinda Gates Foundation (the "Gates Foundation"). Pursuant to the Gates Foundation Services Agreement, we are currently engaged in a multi-year agreement to optimize and advance human anti-CSP monoclonal antibodies with the potential to be developed as prophylactic/therapeutic antibodies. We received income of approximately $1.0 million, $892,000 and $611,000under the Gates Foundation Service Agreement in 2017, 2018 and 2019, respectively.

Director Consulting Agreement

        We entered into an amended and restated consulting agreement, effective as of January 1, 2017, with Dr. William H. Robinson, who is a member of our Board of Directors, by which Dr. Robinson provides consulting services to us in the field of research and development of diagnostics, biologic therapeutics and paired diagnostics and biologic therapeutics and receives an annual consulting fee of $250,000, payable in quarterly installments. Dr. Robinson received approximately $250,000 from us in 2017, 2018 and 2019, respectively.

Investors' Rights Agreement

        We are party to an amended and restated investors' rights agreement ("IRA"), with certain holders of our preferred stock, which converted to common stock on an one-to-one basis in connection with our initial public offering, including entities affiliated with Baker Brothers Life Sciences L.P., entities affiliated with Boxer Capital, LLC, Hadley Harbor Master Investors (Cayman) I L.P. and the Bill & Melinda Gates Foundation. The IRA provides these holders of our preferred stock with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing, and also the right to obligate us to an agreement to provide for additional rights to demand that we file a registration statement or request that their shares be covered by a registration statement that we have filed and maintain as effective. In connection with our initial public offering, the holders of 17,248,259 shares of our Class A common stock issuable on conversion of outstanding shares of our preferred stock (including Class A common stock issuable upon conversion of Class B common stock) will be entitled to rights with respect to the registration of their shares of Class A common stock (including Class A common stock issuable upon conversion of Class B common stock) under the Securities Act under this agreement.

Registration Rights Agreement

        On March 11, 2020, we entered into a registration rights agreement with Baker Brothers, pursuant to which Baker Brothers is entitled to certain resale registration rights with respect to shares of our Class A common stock held by Baker Brothers. Under the agreement, following a demand by Baker Brothers, we are obligated to file a resale registration statement on Form S-3, or other appropriate form, covering such common stock held by Baker Brothers, and to keep such registration statement effective until the earlier of (i) all registrable securities covered by the registration statement have been sold or may be sold freely without limitations or restrictions as to volume or manner of sale pursuant to Rule 144 of the Securities Act of 1933, as amended ("Rule 144"), or (ii) all registrable securities covered by the registration statement otherwise cease to be considered registrable securities pursuant to the terms of the agreement. Under the agreement, Baker Brothers has the right to one underwritten public offering per calendar year, but no more than three underwritten public offerings in total, to effect the sale or distribution of its registrable securities, subject to specified exceptions, conditions and limitations. The agreement requires us to bear expenses incurred by us in effecting any registration pursuant to the agreement, and up to $50,000 of expenses per underwritten public offering for counsel for Baker Brothers, and also includes customary indemnification obligations in connection with registrations conducted pursuant to the agreement. The rights of Baker Brothers under the agreement terminate automatically upon the earlier to occur of the following events: (i) all registrable securities covered by the agreement have been sold pursuant to an effective registration statement; (ii) all registrable securities covered by the agreement have been sold by pursuant to Rule 144, or other similar rule; (iii) all registrable securities covered by the agreement may be resold without limitations as to volume or manner of sale pursuant to Rule 144; or (iv) 10 years after the date of the agreement.

Other Transactions

        We have engaged the law firm Cooley LLP ("Cooley"), to provide legal services to the Company. An immediate family member of Tito A. Serafini, one of our directors and our Chief Strategy Officer, is a partner of Cooley. During the years ended December 31, 2017, 2018 and 2019, we incurred and recorded approximately $407,000, $541,000 and $2.7 million, respectively, of legal expenses for services performed by Cooley. In August 2015, we issued to Cooley a warrant to purchase 62,936 shares of our Class A common stock, which was exercised in connection with our initial public offering.

        We have engaged the law firm Kilpatrick Townsend & Stockton LLP ("Kilpatrick Townsend"), to provide legal services to the Company. An immediate family member of Tito A. Serafini, one of our directors and our Chief Strategy Officer, is a partner of Kilpatrick Townsend. During the years ended

December 31, 2017, 2018 and 2019, we incurred and recorded approximately $487,000, approximately $1.1 million and 1.4 million, respectively, of legal expenses for services performed by Kilpatrick Townsend.

Indemnification Agreements

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our amended and restated certificate of incorporation permits indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide that we will indemnify our directors and officers and permit us to indemnify our employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

        We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of Atreca, Inc., provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of Atreca, Inc. At present, there is no pending litigation or proceeding involving a director or officer of Atreca, Inc. regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

        We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his capacity as such.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are our stockholders will be "householding" the Company's proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker, or notify us by sending your written request to Atreca, Inc., Secretary, 450 East Jamie Court, South San Francisco, CA 94080 or (650) 595-2595 and we will deliver a separate copy promptly. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request "householding" of their communications should contact their brokers.

ADDITIONAL INFORMATION

2019 Annual Report on Form 10-K

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC, is available, without charge, by mailing a request to Secretary, 450 East Jamie Court, South San Francisco, CA 94080. The Annual Report on Form 10-K are also available at the web address shown on the Notice of Annual Meeting of Stockholders and under the "SEC Filings" portion of the "Investors & Media" section on our website at https://ir.atreca.com/financials-and-filings/sec-filings.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ JOHN A. ORWIN
John A. Orwin President, Chief Executive Officer and Member of the Board of Directors
John A. Orwin Tito A. Serafini, Ph.D. Franklin Berger David Lacey, M.D. William Robinson, M.D., Ph.D. Brian Atwood Lindsey Rolfe, MBChB

April 29, 2020

VOTE BY INTERNET - www.proxyvote.com Before the Annual Meeting of Stockholders: To vote by Internet, go to www.proxyvote.com. Have your proxy card in hand and follow the instructions. Your Internet vote must be received by 11:59 pm Pacific time on June 9, 2020. During the Annual Meeting of Stockholders: To attend the Annual Meeting of Stockholders via the live webcast and vote electronically, go to www.virtualshareholdermeeting.com/BCEL2020. Have your proxy card in hand and follow the instructions. ATRECA INC 450 EAST JAMIE COURT SOUTH SAN FRANCISCO, CA 94080 VOTE BY PHONE - 1-800-690-6903 To vote by phone, use any touch-tone telephone to call toll free 1-800-690-6903. Have your proxy card in hand and follow the instructions. Your telephone vote must be received by 11:59 pm Pacific time on June 9, 2020. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following Class I directors in Proposal 1: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01) David Lacey, MD 02) Lindsey Rolfe, MBChB The Board of Directors recommends you vote FOR Proposal 2: 2. Ratification of the selection of OUM & Co. LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020. NOTE: Conduct any other business properly brought before the Annual Meeting of Stockholders or any adjournment thereof. ForAgainst Abstain 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000466360_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com ATRECA INC. Annual Meeting of Stockholders June 10, 2020 9:00 AM Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) John A. Orwin and Herbert Cross, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ATRECA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific time on June 10, 2020 virtually via live webcast at www.virtualshareholdermeeting.com/BCEL2020, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000466360_2 R1.0.1.18

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DELINQUENT SECTION 16(A) REPORTS
EXECUTIVE COMPENSATION
TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
HOUSEHOLDING OF PROXY MATERIALS
ADDITIONAL INFORMATION
OTHER MATTERS